As filed with the Securities and Exchange Commission on August 7, 2003

                                                              File No. _________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         EasyLink Services Corporation
               (Exact name of registrant as specified in charter)

             DELAWARE                                   13-3787073
  (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                   Identification No.)

                             33 Knightsbridge Road
                              Piscataway, NJ 08854
         (Address, including zip code, of Principal Executive Offices)

              EasyLink Services Corporation 2003 Stock Option Plan
                            (Full title of the plan)



                                 David Ambrosia
                  Executive Vice President and General Counsel
                          EasyLink Services Corporation
                              33 Knightsbridge Road
                              Piscataway, NJ 08854
                             Tel. No. (732) 652-3500
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                                Peter Hunt, Esq.
                             Pillsbury Winthrop LLP
                             One Battery Park Plaza
                            New York, New York 10004
                             Tel. No. (212) 858-1139

                 -----------------------------------------------



                                       CALCULATION OF REGISTRATION FEE
============================================================================================================
                                              Proposed maximum        Proposed maximum
 Title of securities to     Amount to be     offering price per      aggregate offering        Amount of
     be registered         registered(1)           unit(2)                price(2)          registration fee
============================================================================================================
 Class A Common Stock,
  par value $0.01 per        2,500,000              $1.61                $4,025,000             $325.63
         share
============================================================================================================

(1) This Registration Statement shall be deemed to cover additional securities to be issued in connection with, or as a result of, stock splits, stock dividends, stock combinations or similar transactions.

(2) The proposed maximum aggregate offering price listed above has been determined pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and represents the product of the shares available under the Stock Option Plan multiplied by a per share price of $1.61, the average of the high and low prices of EasyLink Services Corporation Class A Common Stock as reported on Nasdaq on August 5, 2003.

                                    PART II


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have heretofore been filed by EasyLink Services Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated by reference herein and shall be deemed to be a part hereof:

                  1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Commission on March 31, 2003, as amended by Form 10-K/A filed with the Commission on April 30, 2003 and Form 10-K/A filed with the Commission on May 12, 2003;

                  2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, filed with the Commission on May 15, 2003;

                  3. The Company's Current Reports on Form 8-K filed with the Commission on January 28, 2003, March 3, 2003, March 19, 2003, April 23, 2003, May 2, 2003, and June 27, 2003; and

                  4. The description of the Class A Common Stock of the Company contained in the "Description of Mail.com Capital Stock" section of the Company's Registration Statement on Form S-4 (Registration No. 333-94807), filed with the Commission on January 18, 2000.

         All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, other than any portion of a Current Report on Form 8-K reporting information under Items 9 and/or 12 of that Form (and any related exhibits), shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act in each year during which the offering made by this registration statement is in effect that were filed prior to the fiscal year of the filing with the Commission of the Company's then most recent Annual Report on Form 10-K shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such annual report on Form 10-K.

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         The Class A Common Stock being registered hereunder has been registered pursuant to Section 12 of the 1934 Act and a description of the Class A Common Stock is contained in the 1934 Act registration statement that has been filed with the Commission.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the Company's Class A Common Stock has been passed upon by David Ambrosia, Executive Vice President and General Counsel of the Company. As of the date hereof, Mr. Ambrosia owned 448 shares of Class A Common Stock of the Company and as of July 31, 2003 held options to purchase 133,606 shares of Class A Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of Delaware General Corporation Law empowers the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any cause of action, suit, or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendre or its equivalent, does not, of itself, create a presumption that such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation, as amended (the "Certificate") provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock repurchases under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Bylaws of the Company provide (i) the Company shall indemnify directors, officers and employees for such liabilities in such manner, under such circumstances and to such extent as permitted by Section 145 of the Delaware General Corporation Law, as now enacted or hereafter amended and (ii) the Company shall advance all reasonable costs and expenses (including attorney's fees) incurred in defending any action, suit or proceeding to all persons entitled to such indemnification, all in the manner, under the circumstances and to the extent permitted by Section 145 of the Delaware General Corporation Law, as now enacted or hereafter amended.

         The Company has entered into indemnity agreements with each of its directors and executive officers to give them additional contractual assurances regarding the scope of the indemnification described above and to provide additional procedural protections. In addition, the Company has obtained directors' and officers' insurance providing indemnification for its directors, officers and key employees for various liabilities.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index.

Item 9.  Undertakings.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  -------------

                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in Piscataway, New Jersey, on the 7th day of August, 2003.



                             EasyLink Services Corporation

                             By: /s/ Thomas Murawski
                                 --------------------------------------
                                   Thomas Murawski
                                   Chief Executive Officer and President

                                POWER OF ATTORNEY

         Each of the undersigned directors and officers of the Company, individually as such director and/or officer, hereby makes, constitutes and appoints Thomas Murawski, Debra McClister and David Ambrosia, and each of them, singly or jointly, with full power of substitution, as his true and lawful attorney-in-fact and agent to execute in his name, place and stead, in any and all capacities, and to file with the Commission, this registration statement and any and all amendments, including post-effective amendments, to this registration statement, which amendment may make such changes in the registration statement as the registrant deems appropriate hereby ratifying and confirming all that each of said attorneys-in-fact, or his, her or their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the 1933 Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


NAME                            TITLE                                   DATE
----                            -----                                   -----

/s/ Thomas Murawski             Chief Executive Officer and Director    August 7, 2003
---------------------           (principal executive officer)
(Thomas Murawski)

/s/ Gerald Gorman               Chairman and Director                   August 7, 2003
---------------------
(Gerald Gorman

/s/ Debra McClister             Executive Vice President and Chief      August 7, 2003
----------------------          Financial Officer (principal
(Debra McClister)               accounting and financial officer)

/s/ George Abi Zeid             Director                                August 7, 2003
----------------------
(George Abi Zeid)

/s/ Robert Casale               Director                                August 7, 2003
---------------------
(Robert Casale)

/s/ Stephen Duff                Director                                August 7, 2003
---------------------
(Stephen Duff)

/s/ George Knapp                Director                                August 7, 2003
---------------------
(George Knapp)

/s/ Dennis Raney                Director                                August 7, 2003
---------------------
(Dennis Raney)

                                  EXHIBIT INDEX



Exhibit No.    Description
-----------    -----------
    4.1        Amended and Restated Certificate of Incorporation of
               EasyLink Services Corporation (incorporated by reference to
               Exhibit 4.1 of the Company's Registration Statement on Form
               S-8 filed with the Securities and Exchange Commission on June 19, 2000).

    4.2 Certificate of Amendment of Amended and Restated Certificate of Incorporation of EasyLink Services Corporation
               (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 19, 2000).

    4.3 Certificate of Ownership and Merger (incorporated herein by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission).

    4.4 Certificate of Amendment of Amended and Restated Certificate of Incorporation, as amended, of EasyLink Services
               Corporation (incorporated herein by reference to Exhibit 3(i)(a) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001 filed with the Securities and Exchange Commission).

    4.5 Certificate of Amendment of Amended and Restated Certificate of Incorporation, as amended, of EasyLink Services Corporation (incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission January 22, 2002).

    4.6 Bylaws of EasyLink Services Corporation (incorporated by reference to Exhibit 3(ii) to the Company's
               Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2003).

    4.7 Specimen Class A common stock certificate of EasyLink Services Corporation (incorporated herein by reference to Exhibit 4.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission on April 1, 2002).

    5          Opinion of the Company's General Counsel, David
               Ambrosia, Esq., as to the securities being registered.

    23.1       Consent of David Ambrosia, Esq. (contained in Exhibit No. 5).

    23.2       Consent of KPMG LLP.

    24         Power of attorney (set forth on signature page hereof).

    99.1 EasyLink Services Corporation 2003 Stock Option Plan (incorporated herein by reference to Appendix A to the Company's Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on July 1, 2003).